UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 8.01 Other Events

Non-Employee Director Compensation Arrangements

On April 27, 2005, the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI” or the “Company”) approved amended compensation arrangements for non-employee directors of the Company that were recommended by the Compensation Committee of the Board. These arrangements modify and amend the prior non-employee director compensation arrangements described in FTI’s Proxy Statement for its May 18, 2005 Annual Meeting of Stockholders. The Board approved the amendments and modifications to bring FTI’s current non-employee director compensation arrangements in line with the types and amounts of compensation that public companies similar to FTI’s size and/or industry pay to their non-employee directors. Only directors who are not employees of the Company will be eligible to receive such compensation. The modified and amended non-employee director compensation arrangements will continue in effect until terminated, modified or amended by the Board.

Commencement of new compensation arrangements

The modified and amended non-employee director compensation arrangements provide for both cash and equity compensation. For both types of compensation, non-employee directors will first become eligible to participate in the amended arrangements as follows: (i) for each new non-employee director, the date that he or she is first elected or appointed to, or otherwise becomes a non-employee director of, FTI’s Board; and (ii) for incumbent non-employee directors, as of the date such director would have been eligible to receive his next option award under FTI’s prior non-employee director compensation arrangements (each an “Existing Option Maturity Date”). In 2005, Messrs. Flick, O’Malley and Stamas will become eligible to participate in the amended compensation arrangements on June 6, 2005. Mr. Callaghan will become eligible to participate as of July 24, 2006, and Messrs. Berey and Holthaus will become eligible to participate as of June 7, 2007.

As with FTI’s prior non-employee director compensation arrangements, the directors are reimbursed for reasonable expenses incurred in fulfilling their services on behalf of FTI.

Annual retainer compensation component

Non-employee directors will become eligible to receive an annual retainer, in a cash amount or as stock options with an equivalent value, equal to: $50,000 to the non-employee directors who have not been appointed as Committee Chairs; $55,000 to the non-employee directors who are the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee; and $60,000 to the non-employee director who is the Chair of the Audit Committee (each a “Non-Employee Director Annual Retainer”). No separate fee will be paid for meeting attendance. The Non-Employee Director Annual Retainer will become payable starting with the first quarter in which a new non-employee director is first appointed or elected to, or otherwise becomes a non-employee director of, our Board, and in the case of incumbent non-employee directors, starting with the quarter in which such incumbent director’s Existing Option Maturity Date falls. The Non-Employee Director Annual Retainer will be earned in quarterly increments over successive calendar-year periods. The Non-Employee Annual Retainer will be payable in quarterly installments in advance on the first business day of each calendar quarter, provided that (i) a pro-rata payment will be paid, on the date the individual first becomes a non-employee director of our Board, to any director who is first appointed, or first becomes a non-employee director, during a quarter, and (ii) the full quarterly installment, rather than a pro-rated installment, will be paid to each incumbent non-employee director on the Existing Option Maturity Date, for the quarter in which his Existing Option Maturity Date falls; except that, in the case of Messrs. Flick, O’Malley and Stamas, they will receive a pro-rata payment for the second quarter of 2005, the quarter in which the revised compensation arrangements were first adopted.

Annually, non-employee directors will be permitted to elect to receive stock options for the purchase of FTI common stock in payment of the Non-Employee Director Annual Retainer, in lieu of cash. If this election is made, the director will receive, on each date that a quarterly cash payment otherwise would have been paid, a stock option that has an equivalent value as the quarterly retainer payment due, determined using the Black-Scholes valuation method as of the date of the award. Each such stock option will have an exercise price per share equal to the closing price of a share of common stock of FTI on the New York Stock Exchange (the “NYSE”) or such other principal securities exchange or market on which the common stock of the Company is traded on the date of the award. Such stock options will vest annually, on each anniversary of the date of grant, over three years, with vesting acceleration upon death, disability or attainment of age 70. All such stock options will have a ten-year term. Such stock options will be awarded pursuant to the Company’s 2004 Long-Term Incentive Plan, as amended (the “2004 Plan”), or any successor plan approved by the stockholders of the Company. Rather than electing to receive stock options, each director will also be permitted annually to elect to defer, until the director’s service on our Board terminates, all or a portion of his or her Non-Employee Director Annual Retainer otherwise payable in cash for the upcoming year or, in the case of the incumbent directors for whom this new compensation arrangement first applies in 2005, for the balance of 2005. Any such deferrals will be fully vested at all times and will be denominated in stock units under the 2004 Plan or any successor plan.

Equity compensation component

In addition to the Non-Employee Director Annual Retainer payment, non-employee directors will become eligible to receive equity compensation under the revised director compensation arrangements as follows: upon first becoming a non-employee director of our Board, and on a three-year cycle thereafter, or, for incumbent non-employee directors, upon such director’s Existing Option Maturity Date, and on a three-year cycle thereafter, the director will be awarded (i) stock options exercisable for 75,000 shares of common stock of the Company or (ii) at the election of the director, 37,500 shares of restricted stock or restricted stock units (the “Non-Employee Director Equity Compensation”). The Non-Employee Director Equity Compensation, if taken in the form of stock options, will be exercisable at the closing price of a share of common stock of the Company on the NYSE or such other principal securities exchange or market on which the common stock of the Company is traded on the date of the award, and will vest annually, on each anniversary of the date of grant, over three years, with vesting acceleration upon death, disability or attainment of age 70. Such stock options will have a term of ten years. If the Non-Employee Director Equity Compensation is taken in the form of restricted stock or restricted stock units, such securities will have the same vesting provisions as the stock options described above. Directors will be entitled to vote and receive dividends with respect to shares of restricted stock. Restricted stock units will be credited with dividend equivalents and will be settled when the director’s service on the Board terminates. Directors will have no voting rights with respect to restricted stock units. Such stock option, restricted stock or restricted stock unit awards will be made pursuant to the Company’s 2004 Plan, or any successor plan approved by the stockholders of the Company.

Equity ownership guidelines

In conjunction with revising the non-employee director compensation arrangements, FTI has adopted equity ownership guidelines for its non-employee directors. Under these guidelines, non-employee directors should attain an investment level in equity securities of FTI having a cumulative value as of the Equity Ownership Compliance Date (as defined below) equal to at least $100,000, which is two times the amount of the base annual retainer. Each non-employee director should attain this investment level by the third anniversary of the date the first Non-Employee Director Equity Compensation award is received by him or her (the “Equity Ownership Compliance Date”). Shares owned by the non-employee director and shares held in trust over which the non-employee director has or shares investment and/or voting power, are counted towards attaining the investment level. Option holdings, whether or not vested, do not count. However, restricted stock and restricted stock units, to the extent each are vested, will be counted towards such director’s equity ownership.

Prior compensation arrangement for non-employee directors

Prior to the adoption of the revised non-employee director compensation arrangements, FTI did not pay cash compensation to its non-employee directors. Upon initial appointment to the Board, and upon each successive third anniversary of such appointment date, each non-employee director received a grant of 135,000 stock options with an exercise price equal to the fair market value of the underlying shares on the grant date. The options vest annually over three years, with vesting acceleration upon death, disability or attainment of age 70. The options have a ten-year term. Upon termination of service on the Board, the unvested options terminate but vested options remain exercisable for the balance of their term. All options awarded to non-employee directors prior to April 26, 2005, will continue to be outstanding after the date hereof on their respective terms.

The Board has the authority to approve the revised non-employee director compensation arrangements. Accordingly, these revised non-employee director compensation arrangements have not been, and will not be, submitted to the stockholders of FTI for approval. The Compensation Committee, in its capacity as administrator, has recommended, and the Board has authorized, such amendments or modifications to our 2004 Plan, as may be necessary to provide that the equity-based awards to be issued under the revised director compensation arrangements will be made under the 2004 Plan. Upon amendment or modification of the 2004 Plan, whether by sub-plan or otherwise, we will file the 2004 Plan, as so amended or modified, including any sub-plan, with the Securities and Exchange Commission (the “SEC”). In addition, we will file any other written plans or arrangements as we deem necessary or advisable to put into effect and carry-out these revised non-employee director compensation arrangements, including, but not limited to, any non-employee director deferred compensation plan, with the SEC as soon as practicable.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	Written Summary of Non-Employee Director Compensation approved by the Board of Directors of FTI Consulting, Inc. on April 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: May 3, 2005	By:	/S/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Written Summary of Non-Employee Director Compensation approved by the Board of Directors of FTI Consulting, Inc. on April 27, 2005